EXHIBIT 99.1

Lakeland Bancorp Announces Record Quarterly Results

OAK RIDGE, N.J., July 28, 2022 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $29.1 million and earnings per diluted share ("EPS") of $0.44 for the three months ended June 30, 2022 compared to net income of $27.4 million and diluted EPS of $0.53 for the three months ended June 30, 2021. For the second quarter of 2022, annualized return on average assets was 1.15%, annualized return on average common equity was 10.71% and annualized return on average tangible common equity was 14.45%.

For the six months ended June 30, 2022, the Company reported net income of $45.0 million and diluted EPS of $0.69 compared to net income of $50.6 million and diluted EPS of $0.98 for the first six months of 2021. Annualized return on average assets was 0.89%, annualized return on average common equity was 8.31% and annualized return on average tangible common equity was 11.16% for the first six months of 2021.

Thomas Shara, Lakeland Bancorp’s President and CEO commented, “We are delighted with the Company’s results for the quarter which include record net income of $29.1 million, record net interest income of $80.3 million, expansion in net interest margin and loan growth of 4%. Lakeland continues to effectively navigate the current challenging economic conditions with prudent loan underwriting standards as evidenced in our continued stellar asset quality. We are very proud to be awarded the 2022 Best-In-State Banks in New Jersey by Forbes, representing the fourth consecutive year of outstanding achievement.”

Second Quarter 2022 Highlights

  Loan growth for the second quarter of $270.7 million or 3.8% compared to the prior quarter was attributed to both commercial and consumer portfolio expansion.
  Net interest margin increased to 3.38% for the second quarter compared to 3.02% in the first quarter of 2022 and 3.27% in the second quarter of 2021.
  Nonperforming assets to total assets decreased eight basis points to 0.21% at June 30, 2022 compared to 0.29% at June 30, 2021.
  Efficiency ratio of 50.7% in the second quarter of 2022 compared to 57.8% in the first quarter of 2022.

Net Interest Margin and Net Interest Income

Net interest margin for the second quarter of 2022 of 3.38% increased 11 basis points compared to the second quarter of 2021 and increased 36 basis points compared to the first quarter of 2022. The increase in net interest margin compared to the second quarter 2021 and first quarter 2022 was due primarily to an increase in yields on loans, increased loan prepayment fees, higher securities balances and non-accrual interest recoveries in the second quarter of 2022. Net interest margin for the first six months of 2022 was 3.20% compared to 3.23% for the same period of 2021. The variance in net interest margin compared to the first six months of 2021 is due primarily to a decrease in the yield on investment securities.

The yield on interest-earning assets for the second quarter of 2022 was 3.61% as compared to 3.57% for the second quarter of 2021 and 3.25% for the first quarter of 2022. The increase in the yield on interest-earning assets compared to the second quarter of 2021 and the linked quarter was due primarily to an increase in the yield on loans driven primarily by increases in market interest rates, increased loan prepayment fees and non-accrual interest recoveries. Also increasing the yield on interest-earning assets during the second quarter of 2022 was a reduction in the average balance of lower-yielding federal funds sold. The yield on interest-earning assets for the first six months of 2022 was 3.42% as compared to 3.57% during the same period in 2021. The decrease in yield on interest-earning assets for the first six months of 2022 compared to the same period in 2021 was due primarily to a decrease in the yield on securities as well as an increase in lower-yielding federal funds sold, partially offset by higher average balances of securities and loans.

The cost of interest-bearing liabilities for the second quarter of 2022 was 0.40% compared to 0.42% for the second quarter of 2021 and 0.34% for the first quarter of 2022. The cost of interest-bearing liabilities for the first six months of 2022 was 0.37% compared to 0.47% for the same period in 2021. The reduction in the cost of interest-bearing liabilities compared to the second quarter of 2021 and the first six months of 2021 was largely driven by reductions in the cost of time deposits and long-term borrowings. The increase in the cost of interest-bearing liabilities compared to the linked quarter was due primarily to an increase in the cost of interest-bearing deposits and borrowings driven primarily by increases in market interest rates.

Net interest income for the second quarter of 2022 of $80.3 million increased $20.6 million compared to the second quarter of 2021. Net interest income for the first six months of 2022 was $150.7 million as compared to $116.5 million for the first six months of 2021. The increase in net interest income compared to prior periods was due primarily to growth of loans and investment securities. Also contributing to the increase were higher loan prepayment fees and non-accrual interest recoveries during the second quarter of 2022.

Noninterest Income

For the second quarter of 2022, noninterest income increased $1.8 million to $7.1 million compared to the second quarter of 2021. Commissions and fees increased $800,000 driven primarily by an increase in wire transfer charges and financial services income. Other income increased $500,000 due primarily to reductions in write-downs on premises and equipment as well as recoveries on loans charged off from prior acquisitions. Service charges on deposit accounts increased $266,000 compared to the second quarter of 2021 due predominately to increases in debit card income. Swap income for the second quarter of 2022 was $399,000 compared to $72,000 during the same period of 2021 due primarily to changes in the yield curve which increased demand for swap transactions. Losses on equity securities totaled $364,000 in the second quarter of 2022 compared to gains of $11,000 in the second quarter of 2021.

For the first six months of 2022, noninterest income increased $2.8 million to $13.8 million compared to the first six months of 2021. Commissions and fees increased $1.3 million due primarily to higher loan fees and increases in financial services income. Other income increased $672,000 and service charges on deposits increased $596,000 compared to the first half of 2021 due primarily to the same reasons mentioned in the quarterly analysis. Losses on equity securities totaled $849,000 in the first six months of 2022 compared to losses of $133,000 in the first six months of 2021.

Noninterest Expense

Noninterest expense for the second quarter of 2022 of $45.1 million increased $11.0 million compared to the second quarter of 2021. The increase in noninterest expense was primarily due to compensation and employee benefits which increased $6.5 million resulting primarily from additions to our staff from the 1st Constitution acquisition and normal merit increases. Premises and equipment expense and data processing expense increased $1.6 million and $592,000, respectively, compared to the second quarter of 2021 due primarily to increases related to expansion of the franchise as a result of the 1st Constitution acquisition. Other operating expenses in the second quarter of 2022 increased $2.2 million compared to the same period in 2021 due primarily to increased core deposit intangible amortization, marketing expense, appraisal fees, consulting fees and insurance expense.

Noninterest expense for the first half of 2022 of $95.0 million increased $27.0 million compared to the first half of 2021. Compensation and employee benefit expense and premises and equipment expense increased $13.7 million and $3.3 million, respectively, compared to the first half of 2021 due to the same reasons discussed in the quarterly comparison. Merger related expenses were $4.6 million due to the acquisition of 1st Constitution Bancorp. Data processing expense increased $1.0 million due to the same reasons mentioned in the quarterly analysis. Other operating expenses increased $4.5 million in the first half of 2022 compared to the same period in 2021 due primarily to an increase in consulting and marketing fees.

Income Tax Expense

The effective tax rate for the second quarter of 2022 was 24.7% compared to 25.7% for the second quarter of 2021. The decreased effective tax rate for the second quarter of 2022 was primarily a result of tax advantaged items increasing as a percentage of pretax income.

Financial Condition

At June 30, 2022, total assets were $10.37 billion, an increase of $2.18 billion, compared to December 31, 2021. As of June 30, 2022, total loans grew $1.43 billion, including $1.10 billion from 1st Constitution, to $7.41 billion while investment securities increased $502.9 million, including $342.3 million from 1st Constitution, to $2.12 billion. On the funding side, total deposits increased $1.54 billion, including $1.65 billion from 1st Constitution, to $8.50 billion. At June 30, 2022, total loans as a percent of total deposits was 87.1%.

Asset Quality

At June 30, 2022, non-performing assets totaled $22.2 million or 0.21% of total assets compared to $22.6 million or 0.29% of total assets at June 30, 2021. Non-accrual loans as a percent of total loans was 0.30% at June 30, 2022, compared to 0.38% at June 30, 2021. The allowance for credit losses on loans totaled $68.8 million, 0.93% of total loans, at June 30, 2022, compared to $60.4 million, 1.01% of total loans, at June 30, 2021. At June 30, 2022, the allowance for credit losses included a day one purchase accounting adjustment of $12.1 million for purchased credit impaired loans. In the second quarter of 2022, the Company had net recoveries of $141,000 or (0.01)% of average loans on an annualized basis, compared to net charge-offs of $1.5 million or 0.10% for the same period in 2021.

The provision for credit losses for the second quarter of 2022 was $3.6 million compared to a benefit of $6.0 million in the second quarter of 2021. The provision in the 2022 period is comprised of a provision for credit losses on loans of $1.6 million, a provision for credit losses on securities of $1.5 million and a provision for off-balance-sheet exposures of $535,000. For the six months ended June 30, 2022, the provision for credit losses was $9.9 million, while the Company recorded a benefit of $8.6 million for the same period in 2021. As of June 30, 2022, the provision was comprised of a provision for credit losses on loans of $6.2 million, a provision for credit losses on securities of $2.7 million and a provision for off-balance-sheet exposures of $975,000.

Capital

At June 30, 2022, stockholders' equity was $1.09 billion compared to $827.0 million at December 31, 2021, a 32% increase, resulting primarily from the issuance of stock in connection with the 1st Constitution acquisition. Lakeland Bank remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 9.05% at June 30, 2022. The book value per common share increased 7% to $16.82 at June 30, 2022 compared to $15.74 at June 30, 2021. Tangible book value per common share was $12.47 and $12.60 at June 30, 2022 and 2021, respectively (see "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures, including tangible book value). At June 30, 2022, the Company’s common equity to assets ratio and tangible common equity to tangible assets ratio were 10.51% and 8.01%, respectively, compared to 10.14% and 8.29% at June 30, 2021. On July 26, 2022, the Company declared a quarterly cash dividend of $0.145 per share to be paid on August 17, 2022, to shareholders of record as of August 8, 2022.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation and regulation affecting the financial services industry, government intervention in the U.S. financial system, changes in federal and state tax laws, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending and leasing activities, successful implementation, deployment and upgrades of new and existing technology, systems, services and products, customers’ acceptance of the Company’s products and services, competition, and failure to realize anticipated efficiencies and synergies from the merger of 1st Constitution Bancorp into Lakeland Bancorp and the merger of 1st Constitution Bank into Lakeland Bank. Further, given its ongoing and dynamic nature, it is difficult to predict the continuing effects that the COVID-19 pandemic will have on our business and results of operations. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

Specifically, the Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which had $10.37 billion in total assets at June 30, 2022. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, New York, the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as New Jersey's Best-In State-Bank by Forbes and Statista for the fourth consecutive year, Best Banks to Work For by American Banker, rated a 5-Star Bank by Bauer Financial and named one of New Jersey's 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com or 973-697-6140 for more information.

Thomas J. Shara	Thomas F. Splaine
President & CEO	EVP & CFO

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per share amounts)	2022	2021	2022	2021
Income Statement
Net interest income	$80,302	$59,740	$150,690	$116,468
(Provision) benefit for credit losses	(3,644)	5,959	(9,916)	8,601
Gains on sales of investment securities	—	9	—	9
Gains on sales of loans	715	607	2,141	1,315
(Loss) gain on equity securities	(364)	11	(849)	(133)
Other noninterest income	6,712	4,642	12,551	9,837
Merger-related expenses	—	—	(4,585)	—
Other noninterest expense	(45,068)	(34,097)	(90,442)	(68,000)
Pretax income	38,653	36,871	59,590	68,097
Provision for income taxes	(9,536)	(9,464)	(14,544)	(17,515)
Net income	$29,117	$27,407	$45,046	$50,582

Basic earnings per common share	$0.44	$0.53	$0.69	$0.99
Diluted earnings per common share	$0.44	$0.53	$0.69	$0.98
Dividends paid per common share	$0.145	$0.135	$0.280	$0.260
Weighted average shares - basic	64,828	50,636	64,397	50,606
Weighted average shares - diluted	64,989	50,858	64,615	50,821

Selected Operating Ratios
Annualized return on average assets	1.15%	1.41%	0.89%	1.32%
Annualized return on average common equity	10.71%	14.07%	8.31%	13.15%
Annualized return on average tangible common equity (1)	14.45%	17.67%	11.16%	16.55%
Annualized yield on interest-earning assets	3.61%	3.57%	3.42%	3.57%
Annualized cost of interest-bearing liabilities	0.40%	0.42%	0.37%	0.47%
Annualized net interest spread	3.22%	3.15%	3.05%	3.10%
Annualized net interest margin	3.38%	3.27%	3.20%	3.23%
Efficiency ratio (1)	50.69%	51.98%	54.01%	52.85%
Stockholders' equity to total assets			10.51%	10.14%
Book value per common share			$16.82	$15.74
Tangible book value per common share (1)			$12.47	$12.60
Tangible common equity to tangible assets (1)			8.01%	8.29%

Asset Quality Ratios			June 30, 2022	June 30, 2021
Ratio of allowance for credit losses to total loans			0.93%	1.01%
Non-performing loans to total loans			0.30%	0.38%
Non-performing assets to total assets			0.21%	0.29%
Annualized net charge-offs to average loans			0.21%	0.09%

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

(dollars in thousands)			June 30, 2022	June 30, 2021
Selected Balance Sheet Data at Period End
Loans			$7,408,540	$5,988,832
Allowance for credit losses			68,836	60,389
Investment securities			2,124,213	1,107,601
Total assets			10,374,178	7,854,238
Total deposits			8,501,804	6,715,035
Short-term borrowings			432,206	100,190
Other borrowings			219,027	138,045
Stockholders' equity			1,090,145	796,676

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Selected Average Balance Sheet Data
Loans	$7,229,175	$6,080,408	$7,125,893	$6,085,057
Investment securities	2,188,199	1,066,086	2,104,355	1,034,956
Interest-earning assets	9,588,396	7,342,952	9,546,575	7,286,856
Total assets	10,192,140	7,784,385	10,165,437	7,744,714
Noninterest-bearing demand deposits	2,310,702	1,660,825	2,252,693	1,603,714
Savings deposits	1,153,591	639,540	1,142,536	622,331
Interest-bearing transaction accounts	4,369,067	3,495,610	4,384,215	3,442,116
Time deposits	803,421	880,079	841,214	962,042
Total deposits	8,636.781	6,676,054	8,620,658	6,630,203
Short-term borrowings	130.242	85,325	117,508	79,441
Other borrowings	218,958	140,162	218,474	141,703
Total interest-bearing liabilities	6,675,279	5,240,716	6,703,947	5,247,633
Stockholders' equity	1,090,613	781,299	1,093,248	775,808

Lakeland Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2022	2021	2022	2021
Interest Income
Loans and fees	$76,973	$60,529	$144,782	$119,307
Federal funds sold and interest-bearing deposits with banks	235	52	417	89
Taxable investment securities and other	8,285	4,029	14,994	8,010
Tax-exempt investment securities	1,442	631	2,744	1,243
Total Interest Income	86,935	65,241	162,937	128,649
Interest Expense
Deposits	4,829	4,238	8,868	9,362
Federal funds purchased and securities sold under agreements to repurchase	150	16	170	39
Other borrowings	1,654	1,247	3,209	2,780
Total Interest Expense	6,633	5,501	12,247	12,181
Net Interest Income	80,302	59,740	150,690	116,468
Provision (benefit) for credit losses	3,644	(5,959)	9,916	(8,601)
Net Interest Income after Provision for Credit Losses	76,658	65,699	140,774	125,069
Noninterest Income
Service charges on deposit accounts	2,711	2,445	5,337	4,741
Commissions and fees	2,555	1,755	4,661	3,353
Income on bank owned life insurance	820	643	1,650	1,277
(Loss) gain on equity securities	(364)	11	(849)	(133)
Gains on sales of loans	715	607	2,141	1,315
Gains on sales of investment securities, net	—	9	—	9
Swap income	399	72	399	634
Other income	227	(273)	504	(168)
Total Noninterest Income	7,063	5,269	13,843	11,028
Noninterest Expense
Compensation and employee benefits	26,938	20,407	54,617	40,925
Premises and equipment	7,679	6,078	15,651	12,396
FDIC insurance	672	621	1,344	1,332
Data processing	1,891	1,299	3,561	2,554
Merger related expenses	—	—	4,585	—
Other operating expenses	7,888	5,692	15,269	10,793
Total Noninterest Expense	45,068	34,097	95,027	68,000
Income before provision for income taxes	38,653	36,871	59,590	68,097
Provision for income taxes	9,536	9,464	14,544	17,515
Net Income	$29,117	$27,407	$45,046	$50,582
Per Share of Common Stock
Basic earnings	$0.44	$0.53	$0.69	$0.99
Diluted earnings	$0.44	$0.53	$0.69	$0.98
Dividends	$0.145	$0.135	$0.280	$0.260

Lakeland Bancorp, Inc.
Consolidated Balance Sheets
(dollars in thousands)	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Cash	$195,701	$199,158
Interest-bearing deposits due from banks	49,765	29,372
Total cash and cash equivalents	245,466	228,530
Investment securities available for sale, at estimated fair value (allowance for credit losses of $2,802 at June 30, 2022 and $83 at December 31, 2021)	1,139,414	769,956
Investment securities held to maturity (estimated fair value of $808,663 at June 30, 2022 and $815,211 at December 31, 2021, allowance for credit losses of $190 at June 30, 2022 and $181 at December 31, 2021)	941,558	824,956
Equity securities, at fair value	17,594	17,368
Federal Home Loan Bank and other membership stocks, at cost	25,647	9,049
Loans held for sale	1,168	1,943
Loans, net of deferred fees	7,408,540	5,976,148
Less: Allowance for credit losses	68,836	58,047
Net loans	7,339,704	5,918,101
Premises and equipment, net	55,456	45,916
Operating lease right-of-use assets	26,244	15,222
Accrued interest receivable	26,339	19,209
Goodwill	271,829	156,277
Other identifiable intangible assets	10,250	2,420
Bank owned life insurance	156,496	117,356
Other assets	117,013	71,753
Total Assets	$10,374,178	$8,198,056
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$2,330,550	$1,732,452
Savings and interest-bearing transaction accounts	5,407,212	4,474,144
Time deposits $250 thousand and under	620,720	623,393
Time deposits over $250 thousand	143,322	135,834
Total deposits	8,501,804	6,965,823
Federal funds purchased and securities sold under agreements to repurchase	432,206	106,453
Other borrowings	25,000	25,000
Subordinated debentures	194,027	179,043
Operating lease liabilities	27,639	16,523
Other liabilities	103,357	78,200
Total Liabilities	9,284,033	7,371,042
Stockholders' Equity
Common stock, no par value; authorized 100,000,000 shares; issued 64,924,576 shares and outstanding 64,793,541 shares at June 30, 2022 and issued 50,737,400 shares and outstanding 50,606,365 shares at December 31, 2021	853,206	565,862
Retained earnings	286,063	259,340
Treasury shares, at cost, 131,035 shares at June 30, 2022 and December 31, 2021	(1,452)	(1,452)
Accumulated other comprehensive (loss) income	(47,672)	3,264
Total Stockholders' Equity	1,090,145	827,014
Total Liabilities and Stockholders' Equity	$10,374,178	$8,198,056

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
(dollars in thousands, except per share data)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Income Statement
Net interest income	$80,302	$70,388	$59,029	$59,338	$59,740
(Provision) benefit for credit losses	(3,644)	(6,272)	(408)	2,703	5,959
Gains on sales of investment securities	—	—	—	—	9
Gains on sales of loans	715	1,426	399	550	607
(Loss) gain on equity securities	(364)	(485)	(94)	(58)	11
Other noninterest income	6,712	5,839	5,559	4,977	4,642
Long-term debt prepayment fees	—	—	—	(831)	—
Merger-related expenses	—	(4,585)	(710)	(1,072)	—
Other noninterest expense	(45,068)	(45,374)	(34,840)	(35,304)	(34,097)
Pretax income	38,653	20,937	28,935	30,303	36,871
Provision for income taxes	(9,536)	(5,008)	(6,765)	(8,014)	(9,464)
Net income	$29,117	$15,929	$22,170	$22,289	$27,407

Basic earnings per common share	$0.44	$0.25	$0.43	$0.43	$0.53
Diluted earnings per common share	$0.44	$0.25	$0.43	$0.43	$0.53
Dividends paid per common share	$0.145	$0.135	$0.135	$0.135	$0.135
Dividends paid	$9,507	$8,809	$6,921	$7,001	$6,828
Weighted average shares - basic	64,828	63,961	50,647	50,637	50,636
Weighted average shares - diluted	64,989	64,238	50,959	50,875	50,858

Selected Operating Ratios
Annualized return on average assets	1.15%	0.64%	1.06%	1.10%	1.41%
Annualized return on average common equity	10.71%	5.89%	10.70%	10.94%	14.07%
Annualized return on average tangible common equity (1)	14.45%	7.88%	13.26%	13.63%	17.67%
Annualized net interest margin	3.38%	3.02%	2.98%	3.10%	3.27%
Efficiency ratio (1)	50.69%	57.77%	53.19%	54.02%	51.98%
Common stockholders' equity to total assets	10.51%	10.60%	10.09%	9.96%	10.14%
Tangible common equity to tangible assets (1)	8.01%	8.07%	8.31%	8.18%	8.29%
Tier 1 risk-based ratio	11.12%	11.34%	11.15%	11.19%	10.78%
Total risk-based ratio	13.74%	14.03%	14.48%	14.73%	13.11%
Tier 1 leverage ratio	9.05%	8.97%	8.51%	8.60%	8.70%
Common equity tier 1 capital ratio	10.57%	10.72%	10.67%	10.70%	10.29%
Book value per common share	$16.82	$16.82	$16.34	$16.09	$15.74
Tangible book value per common share (1)	$12.47	$12.45	$13.21	$12.95	$12.60

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
(dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Selected Balance Sheet Data at Period End
Loans	$7,408,540	$7,137,793	$5,976,148	$5,880,802	$5,988,832
Allowance for credit losses on loans	68,836	67,112	58,047	57,953	60,389
Investment securities	2,124,213	2,139,054	1,621,329	1,248,705	1,107,601
Total assets	10,374,178	10,275,233	8,198,056	8,172,479	7,854,238
Total deposits	8,501,804	8,748,909	6,965,823	6,930,912	6,715,035
Short-term borrowings	432,206	102,911	106,453	111,907	100,190
Other borrowings	219,027	218,904	204,043	212,107	138,045
Stockholders' equity	1,090,145	1,089,282	827,014	814,128	796,676

Loans
Non-owner occupied commercial	$2,777,003	$2,639,784	$2,316,284	$2,300,637	$2,330,376
Owner occupied commercial	1,179,527	1,122,754	908,449	884,144	870,535
Multifamily	1,134,938	1,104,206	972,233	907,903	902,394
Non-owner occupied residential	221,339	225,795	177,097	177,592	189,765
Commercial, industrial and other	647,531	620,611	405,832	363,976	358,659
Paycheck Protection Program	10,404	36,785	56,574	109,348	207,045
Construction	370,777	404,186	302,228	332,868	335,167
Equipment financing	134,136	123,943	123,212	119,709	121,096
Residential mortgages	622,417	564,042	438,710	407,021	391,589
Consumer and home equity	310,468	295,687	275,529	277,604	282,206
Total loans	$7,408,540	$7,137,793	$5,976,148	$5,880,802	$5,988,832

Deposits
Noninterest-bearing	$2,330,550	$2,300,030	$1,732,452	$1,724,646	$1,683,887
Savings and interest-bearing transaction accounts	5,407,212	5,602,674	4,474,144	4,401,367	4,198,709
Time deposits	764,042	846,205	759,227	804,899	832,439
Total deposits	$8,501,804	$8,748,909	$6,965,823	$6,930,912	$6,715,035

Total loans to total deposits ratio	87.1%	81.6%	85.8%	84.8%	89.2%

Selected Average Balance Sheet Data
Loans	$7,229,175	$7,021,462	$5,902,152	$5,943,698	$6,080,408
Investment securities	2,188,199	2,019,578	1,423,650	1,144,356	1,066,086
Interest-earning assets	9,588,396	9,504,287	7,874,181	7,611,259	7,342,952
Total assets	10,192,140	10,138,437	8,332,637	8,070,050	7,784,385
Noninterest-bearing demand deposits	2,310,702	2,194,038	1,775,119	1,702,788	1,660,825
Savings deposits	1,153,591	1,131,359	670,039	653,840	639,540
Interest-bearing transaction accounts	4,369,067	4,399,531	3,862,443	3,701,676	3,495,610
Time deposits	803,421	879,427	781,199	826,831	880,079
Total deposits	8,636,781	8,604,355	7,088,800	6,885,135	6,676,054
Short-term borrowings	130,242	104,633	112,533	108,519	85,325
Other borrowings	218,958	217,983	204,266	162,216	140,162
Total interest-bearing liabilities	6,675,279	6,732,934	5,630,479	5,453,082	5,240,716
Stockholders' equity	1,090,613	1,095,913	822,001	807,956	781,299

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
(dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Average Annualized Yields (Taxable Equivalent Basis) and Costs
Assets
Loans	4.22%	3.92%	3.88%	4.00%	3.99%
Taxable investment securities and other	1.81%	1.60%	1.60%	1.68%	1.72%
Tax-exempt securities	2.02%	1.91%	2.20%	2.15%	2.50%
Federal funds sold and interest-bearing cash accounts	0.55%	0.16%	0.14%	0.12%	0.11%
Total interest-earning assets	3.61%	3.25%	3.22%	3.40%	3.57%
Liabilities
Savings accounts	0.18%	0.17%	0.05%	0.05%	0.05%
Interest-bearing transaction accounts	0.33%	0.25%	0.24%	0.30%	0.32%
Time deposits	0.39%	0.40%	0.51%	0.55%	0.61%
Borrowings	2.04%	1.95%	1.55%	2.33%	2.22%
Total interest-bearing liabilities	0.40%	0.34%	0.33%	0.41%	0.42%
Net interest spread (taxable equivalent basis)	3.22%	2.92%	2.89%	2.99%	3.15%
Annualized net interest margin (taxable equivalent basis)	3.38%	3.02%	2.98%	3.10%	3.27%
Annualized cost of deposits	0.22%	0.19%	0.19%	0.23%	0.25%
Loan Quality Data
Allowance for Credit Losses on Loans
Balance at beginning of period	$67,112	$58,047	$57,953	$60,389	$67,252
Initial allowance for credit losses on purchased credit deteriorated loans	—	12,077	—	—	—
Charge-offs on purchased credit deteriorated loans	—	(7,634)	—	—	—
Provision (benefit) for credit losses on loans	1,583	4,630	(87)	(2,705)	(5,314)
Charge-offs	(365)	(170)	(461)	(969)	(1,862)
Recoveries	506	162	642	1,238	313
Balance at end of period	$68,836	$67,112	$58,047	$57,953	$60,389

Net Loan Charge-Offs (Recoveries)
Non owner occupied commercial	$(4)	$4	$—	$6	$1,649
Owner occupied commercial	(337)	24	(1)	(80)	(9)
Multifamily	—	—	—	28	—
Non owner occupied residential	—	(14)	(136)	(5)	(8)
Commercial, industrial and other	272	778	(449)	(265)	5
Construction	—	6,804	(4)	50	(42)
Equipment finance	(40)	82	60	139	4
Residential mortgages	—	(48)	49	27	(82)
Consumer and home equity	(32)	12	300	(169)	32
Net (recoveries) charge-offs	$(141)	$7,642	$(181)	$(269)	$1,549

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
(dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Non-Performing Assets (1)
Non owner occupied commercial	$324	$5,482	$3,009	$4,748	$11,427
Owner occupied commercial	12,587	2,626	2,810	4,656	7,152
Multifamily	—	—	—	—	195
Non owner occupied residential	839	2,430	2,852	922	1,305
Commercial, industrial and other	4,882	6,098	6,763	1,108	1,449
Construction	—	220	—	—	515
Equipment finance	112	51	43	238	264
Residential mortgages	2,249	1,935	817	123	—
Consumer and home equity	1,168	898	687	453	308
Total non-performing assets	$22,161	$19,740	$16,981	$12,248	$22,615

Loans past due 90 days or more and still accruing	$—	$—	$1	$—	$—
Loans restructured and still accruing	$3,189	$3,290	$3,342	$3,414	$3,295
Ratio of allowance for loan losses to total loans	0.93%	0.94%	0.97%	0.99%	1.01%
Total non-accrual loans to total loans	0.30%	0.28%	0.28%	0.21%	0.38%
Total non-performing assets to total assets	0.21%	0.19%	0.21%	0.15%	0.29%
Annualized net (recoveries) charge-offs to average loans	(0.01)%	0.44%	(0.01)%	(0.02)%	0.10%

(1) Includes non-accrual purchased credit deteriorated loans.

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)

	At or for the Quarter Ended
(dollars in thousands, except per share amounts)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Calculation of Tangible Book Value Per Common Share
Total common stockholders' equity at end of period - GAAP	$1,090,145	$1,089,282	$827,014	$814,128	$796,676
Less: Goodwill	271,829	271,829	156,277	156,277	156,277
Less: Other identifiable intangible assets	10,250	10,842	2,420	2,631	2,841
Total tangible common stockholders' equity at end of period - Non-GAAP	$808,066	$806,611	$668,317	$655,220	$637,558
Shares outstanding at end of period	64,794	64,780	50,606	50,602	50,601
Book value per share - GAAP	$16.82	$16.82	$16.34	$16.09	$15.74
Tangible book value per share - Non-GAAP	$12.47	$12.45	$13.21	$12.95	$12.60
Calculation of Tangible Common Equity to Tangible Assets
Total tangible common stockholders' equity at end of period - Non-GAAP	$808,066	$806,611	$668,317	$655,220	$637,558
Total assets at end of period - GAAP	$10,374,178	$10,275,233	$8,198,056	$8,172,479	$7,854,238
Less: Goodwill	271,829	271,829	156,277	156,277	156,277
Less: Other identifiable intangible assets	10,250	10,842	2,420	2,631	2,841
Total tangible assets at end of period - Non-GAAP	$10,092,099	$9,992,562	$8,039,359	$8,013,571	$7,695,120
Common equity to assets - GAAP	10.51%	10.60%	10.09%	9.96%	10.14%
Tangible common equity to tangible assets - Non-GAAP	8.01%	8.07%	8.31%	8.18%	8.29%
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$29,117	$15,929	$22,170	$22,289	$27,407
Total average common stockholders' equity - GAAP	$1,090,613	$1,095,913	$822,001	$807,956	$781,299
Less: Average goodwill	271,829	265,409	156,277	156,277	156,277
Less: Average other identifiable intangible assets	10,569	10,851	2,544	2,758	2,979
Total average tangible common stockholders' equity - Non-GAAP	$808,215	$819,653	$663,180	$648,921	$622,043
Return on average common stockholders' equity - GAAP	10.71%	5.89%	10.70%	10.94%	14.07%
Return on average tangible common stockholders' equity - Non-GAAP	14.45%	7.88%	13.26%	13.63%	17.67%
Calculation of Efficiency Ratio
Total noninterest expense	$45,068	$49,959	$35,550	$37,207	$34,097
Less:
Amortization of core deposit intangibles	593	596	210	211	221
Merger-related expenses	—	4,585	710	1,072	—
Long term debt extinguishment costs	—	—	—	831	—
Noninterest expense, as adjusted	$44,475	$44,778	$34,630	$35,093	$33,876
Net interest income	$80,302	$70,388	$59,029	$59,338	$59,740
Total noninterest income	7,063	6,780	5,864	5,469	5,269
Total revenue	87,365	77,168	64,893	64,807	65,009
Tax-equivalent adjustment on municipal securities	382	346	213	157	167
Gains on sales of investment securities	—	—	—	—	9
Total revenue, as adjusted	$87,747	$77,514	$65,106	$64,964	$65,167
Efficiency ratio - Non-GAAP	50.69%	57.77%	53.19%	54.02%	51.98%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)

	For the Six Months Ended June 30,
(dollars in thousands)	2022	2021
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$45,046	$50,582

Total average common stockholders' equity - GAAP	$1,093,249	$775,808
Less: Average goodwill	268,637	156,277
Less: Average other identifiable intangible assets	10,709	3,085
Total average tangible common stockholders' equity - Non-GAAP	$813,903	$616,446
Return on average common stockholders' equity - GAAP	8.31%	13.15%
Return on average tangible common stockholders' equity - Non-GAAP	11.16%	16.55%

Calculation of Efficiency Ratio
Total noninterest expense	$95,027	$68,000
Less:
Amortization of core deposit intangibles	1,189	447
Merger-related expenses	4,585	—
Noninterest expense, as adjusted	$89,253	$67,553
Net interest income	$150,690	$116,468
Noninterest income	13,843	11,028
Total revenue	$164,533	$127,496
Tax-equivalent adjustment on municipal securities	729	330
Less: Gains on sales of investment securities	—	9
Total revenue, as adjusted	$165,262	$127,817
Efficiency ratio - Non-GAAP	54.01%	52.85%